Exhibit 10(b)
AMENDMENT NUMBER FOUR
TO THE
HARRIS CORPORATION RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2016 (the “Plan”);
WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;
WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;
WHEREAS, effective as of August 1, 2016, the Plan was amended to modify the rate of matching contributions applicable to certain participants in the Plan;
WHEREAS, the Corporation has determined that such amendment should be clarified with respect to the rate of matching contribution applicable to certain “Legacy HTSC Employees”; and
WHEREAS, the Employee Benefits Committee desires to amend the Plan accordingly and has determined that such amendment is not material.
NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended as follows, effective as of August 1, 2016:
1.    Article 2 of the Plan hereby is amended to add thereto the following new definition of “Legacy HTSC Employee”:
Legacy HTSC Employee. An Eligible Employee who (i) as of June 30, 2007 was an Employee of Harris Technical Services Corporation and was a Participant in the Plan and (ii) is not a Mission Sustainment Employee.

2.    Sections 4.2(d) - (f) of the Plan hereby are amended in their entirety to read as follows:
(d) Legacy HTSC Employees and Legacy MCS Employees. The rate of matching contribution with respect to a Legacy HTSC Employee or a Legacy MCS Employee shall equal 100% of the aggregate of (i) the pre-tax contribution and/or designated Roth contribution made on behalf of such Participant pursuant to Section 4.1(a) and (ii) the after-tax contribution made on behalf of such Participant pursuant to Section 5.1(a); provided, however, that pre-tax, designated Roth and after-tax contributions in excess of 6% of a Participant’s Compensation for a payroll period shall not be considered for purposes of matching contributions.
(e) CapRock Employees and MCS Employees. The rate of matching contribution with respect to a CapRock Employee or a MCS Employee, in each case who is not a Mission Sustainment Employee, a Legacy HTSC Employee or a Legacy MCS Employee, shall equal 100% of the aggregate of (i) the pre-tax contribution and/or designated Roth contribution made on behalf of such Participant pursuant to Section 4.1(a) and (ii) the after-tax contribution made on behalf of such Participant pursuant to Section 5.1(a); provided, however, that pre-tax, designated Roth and after-tax contributions in excess of 5% of a Participant’s Compensation for a payroll period shall not be considered for purposes of matching contributions.
(f) Other Eligible Employees. The rate of matching contribution with respect to an Eligible Employee whose matching contribution is not set forth in Sections 4.2 (b) - (e) above shall equal 100% of the aggregate of (i) the pre-tax contribution and/or designated Roth contribution made on behalf of such Participant pursuant to Section 4.1(a) and (ii) the after-tax contribution made on behalf of such Participant pursuant to Section 5.1(a); provided, however, that pre-tax, designated Roth and after-tax contributions in excess of 6% of a Participant’s Compensation for a payroll period shall not be considered for purposes of matching contributions.

APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 8th day of September, 2016.
/s/ Adam Histed
Adam Histed, Chairperson

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